Exhibit 14(ii)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of SunAmerica Series Trust of our report dated May 29, 2024, relating to the financial statements and financial highlights of SA T. Rowe Price Growth Stock Portfolio, which appears in Seasons Series Trust’s Annual Report on Form N-CSR for the year ended March 31, 2024. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

December 13, 2024